UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

VISIONWAVE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Delaware Ave., Suite 210 #301, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, one share of Common Stock at an exercise price of $230.00	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement of Eric T. Shuss, Chief Operating Officer

On October 2, 2026, VisionWave Holdings, Inc. (the “Company”) entered into a letter agreement (the “Amendment”) with Eric T. Shuss, the Company’s Chief Operating Officer and a member of the Company’s Board of Directors (the “Board”), amending the Employment Agreement dated as of March 13, 2026 between the Company and Mr. Shuss (the “Employment Agreement”). The Amendment was approved by the Compensation Committee of the Board (the “Compensation Committee”) on October 2, 2026.

As previously disclosed, the Employment Agreement provided for an annual base salary of $120,000, to be increased to an annual rate of $240,000 upon the Company achieving $3,000,000 in revenue during any ninety (90) day period (the “Revenue Condition”). Pursuant to the Amendment, Mr. Shuss’s annual base salary was increased to $240,000, effective as of September 1, 2026, without regard to satisfaction of the Revenue Condition, and the Revenue Condition is of no further force or effect. The Amendment provides for a one-time catch-up payment equal to the difference between base salary paid for the period from September 1, 2026 through the date of the Amendment at the prior rate and base salary payable for such period at the increased rate. The Compensation Committee approved the increase in recognition of Mr. Shuss’s performance and contributions to the Company and in order to retain his services.

The Amendment does not modify any other term of the Employment Agreement, including Mr. Shuss’s eligibility for an annual performance bonus, the stock option previously granted to him, or the severance payable upon a qualifying termination (which remains the greater of $500,000 or two times his then-current base salary). Except as expressly amended by the Amendment, the Employment Agreement remains in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated October 2, 2026, by and between VisionWave Holdings, Inc. and Eric T. Shuss
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIONWAVE HOLDINGS, INC.

Date: October 6, 2026

By: /s/ Douglas Davis
Name: Douglas Davis
Title: Chief Executive Officer